AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON MAY 11, 2006                        REGISTRATION NO. [___________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
`
                                   ----------

                              WESTBANK CORPORATION
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                                  04-2830731
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                              Westbank Corporation
                                 225 Park Avenue
                           West Springfield, MA 01090
                                 (413) 747-1400
          (Address, including Zip Code, of principal executive offices)

                                   ----------

                              WESTBANK CORPORATION
                           2006 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                                   ----------

                     John M. Lilly, Chief Financial Officer
                              Westbank Corporation
                                 225 Park Avenue
                           West Springfield, MA 01090
                                 (413) 747-1400

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum     Proposed Maximum
Title of Securities to be     Amount to be    Offering Price Per   Aggregate Offering      Amount of
Registered                    Registered(1)         Share               Price(2)        Registration Fee
---------------------------   -------------   ------------------   ------------------   ----------------
Common Stock, $2.00 par
 value                              794,860                   (2)  $    13,270,187.70   $       1,419.91

(1) Based on the number of shares of common stock of Westbank Corporation (the "Registrant") reserved for issuance upon the exercise of options and under other equity awards granted under the 2006 Equity Incentive Plan (the "Plan"). There are a maximum of 794,860 shares of common stock authorized for awards under the Plan. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable upon grant of awards through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a total of 794,860 shares that may be acquired pursuant to options or pursuant to other equity awards granted in future are deemed to be offered at $16.695 per share, the average of the daily high and low sales prices of common stock of the Registrant on the Nasdaq National Market at the close of trading on May 8, 2006.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION.

             Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

             Not required to be filed with the Commission.

             Note: The document containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

        (1) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-4 filed on September 30, 1998, and any amendments thereto;

        (2) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005; and

        (3) all other reports filed after December 31, 2005 by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: John M. Lilly, Westbank Corporation, 225 Park Avenue, West Springfield, MA 01090. Telephone requests may be directed to (413) 747-1400.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not Applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             In general, Article V, Section 9 of the Registrant's By-Laws provides for indemnification of each director, officer, employee or agent of the Registrant, any former director, officer, employee or agent of the Registrant, and any person who is or shall be a director, officer, employee or agent of another organization in which the Registrant owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Registrant or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant or such other organization, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

             Section 67 of Chapter 156B, Certain Business Corporations, of the General Laws of the Commonwealth of Massachusetts ("Section 67") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such.
Section 67 provides as follows:

        "Indemnification of officers and directors"-Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or
        (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

        No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

             The Registrant has entered into an employment agreement with Donald
R. Chase. The agreement provides for indemnification to be provided to Mr. Chase to the fullest extent permitted under applicable law. The Registrant and its subsidiary, Westbank, are also parties to change of control agreements with certain officers which provide for indemnification for attorneys' fees in some instances.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

ITEM 8.      EXHIBITS.

             See exhibits list.

ITEM 9.      UNDERTAKINGS.

        A.   Rule 415 offering.  The undersigned Registrant hereby undertakes:
             -----------------

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.   Filings incorporating subsequent Exchange Act documents by
             ----------------------------------------------------------
reference. The undersigned Registrant hereby undertakes that, for purposes of
---------
determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.   Incorporated annual and quarterly reports. The undersigned
             -----------------------------------------
Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        D.   Filing of registration on Form S-8. Insofar as indemnification for
             ----------------------------------
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts on May 3, 2006.

                                       Westbank Corporation
                                       (Registrant)


                                       By: /s/ Donald R. Chase
                                           -------------------------------------
                                           Donald R. Chase
                                           President and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                     TITLE                             DATE
-----------------------------------   -----------------------------------------------   --------------
/s/ Donald R. Chase                   President, Chief Executive Officer and Director   May 3, 2006
-----------------------------------
Donald R. Chase

/s/ John M. Lilly                     Treasurer and Chief Financial Officer             May 3, 2006
-----------------------------------
John M. Lilly

/s/ Mark A. Beauregard                Director                                          May 3, 2006
-----------------------------------
Mark A. Beauregard

/s/ David R. Chamberland              Director                                          May 9, 2006
-----------------------------------
David R. Chamberland

/s/ Ernest N. Laflamme, Jr.           Chairman of the Board                             May 9, 2006
-----------------------------------
Ernest N. Laflamme, Jr.

/s/ G. Wayne McCary                   Director                                          May 10, 2006
-----------------------------------
G. Wayne McCary

/s/ Robert J. Perlak                  Director                                          May 9, 2006
-----------------------------------
Robert J. Perlak

/s/ George S. Sullivan                Director                                          May 3, 2006
-----------------------------------
George S. Sullivan

/s/ James E. Tremble                  Director                                          May 3, 2006
-----------------------------------
James E. Tremble

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
----------   -------------------------------------------------------------------
4.1          Form of  Restricted  Stock Award  Agreement  under the Westbank
             Corporation  2006 Equity Incentive Plan.

4.2 Form of Option Agreement under the Westbank Corporation 2006 Equity Incentive Plan.

4.3 Articles of Organization for Westbank Corporation, incorporated by reference to Exhibit 3(a), the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1988, and any amendments thereto.

4.4 By-Laws of Westbank Corporation, incorporated by reference to Exhibit 3(b), the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1988, and any amendments thereto.

5 Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.

23.1 Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

23.2         Consent of Deloitte & Touche LLP.

99.1         Westbank Corporation 2006 Equity Incentive Plan filed on
             March 14, 2006 as Appendix A to Registrant's Proxy Statement on
             Schedule 14A, is incorporated herein by reference.

                                   EXHIBIT 4.1
                                   -----------

     Form of Restricted Stock Award Agreement under the Westbank Corporation
                           2006 Equity Incentive Plan

                              WESTBANK CORPORATION
                       2006 RECOGNITION AND RETENTION PLAN
                          RESTRICTED STOCK AWARD NOTICE
================================================================================

---------------------------------------------          -------------------------
Name of Award Recipient                                Social Security Number

--------------------------------------------------------------------------------
Street Address

-------------------------------    -------------------------   -----------------
City                               State                       Zip Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the Westbank Corporation 2004 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

  RESTRICTED STOCK AWARD        (A)      (B)      (C)      (D)      (E)     (F)       (G)      (H)
--------------------------    ------   ------   ------   ------   ------   ------   ------   ------
            Effective Date

         Class of Shares *    Common   Common   Common   Common   Common   Common   Common   Common

Number of Awarded Shares *

             Type of Award
       (Escrow or Legended
              Certificate)

            Vesting Date *

* Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Westbank Corporation (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

WESTBANK CORPORATION                            AWARD RECIPIENT


By
       ---------------------------------        --------------------------------
Name:  Ernest N. Laflamme, Jr.
Title: Chairman, Compensation Committee

--------------------------------------------------------------------------------
INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A

                              WESTBANK CORPORATION
                           2006 EQUITY INCENTIVE PLAN
                             RESTRICTED STOCK AWARD
                             ----------------------

                          GENERAL TERMS AND CONDITIONS

        Section 1.      Size and Type of Award. The shares of Common Stock, par
                        ----------------------
value $2.00 per share, of Westbank Corporation ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Escrow" or "Legended Certificate".

                (a)     Legended Certificate. If your Awarded Shares are
                        --------------------
        designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name and held in a brokerage account at Merrill Merchants Bank, the Plan Trustee. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan. You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in the brokerage account in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are placed in your brokerage account.

                (b)     Escrow. If your Awarded Shares are designated "Escrow,"
                        ------
        the Awarded Shares will either be held in the name of the Plan Trustee or Compensation Committee on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be placed in a brokerage account for you at Merrill Merchants Bank. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

        Section 2.      Vesting.
                        -------

                (a)     Vesting Dates. The Vesting Dates for your Awarded Shares
                        -------------
        are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be deposited in your brokerage account at Merrill Merchants Bank. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

                (b)     Forfeitures. If you terminate service with the Company
                        -----------
        prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

                (c)     Accelerated Vesting. All of your Awarded Shares that
                        -------------------
        have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death, Disability (as defined in the Plan), Retirement (as defined in the Plan) or in the event a Change of Control (as defined in the Plan). You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

                (d)     Definition of Service. For purposes of determining the
                        ---------------------
        vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or its affiliates.

        Section 3.      Dividends. If your Awarded Shares are in the form of
                        ---------
Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account at Merrill Merchants Bank for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct Merrill Merchants Bank to remit to the Company for payment to you any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

        Section 4.      Voting Rights. You shall have the right to control all
                        -------------
voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account at Merrill Merchants Bank, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

        Section 5.      Amendment. This Award Notice may be amended, in whole or
                        ---------
in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

        Section 6.      Plan Provisions Control. This Award Notice, and the
                        -----------------------
rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
                              WESTBANK CORPORATION
                           2006 EQUITY INCENTIVE PLAN
                          BENEFICIARY DESIGNATION FORM

GENERAL
INFORMATION       Use this form to designate the Beneficiary(ies) who will
                  receive Shares available for distribution at the time of your death.

Name of
Award                                                  Social Security Number
Recipient                                                    -        -
         ----------------------------------            ------ -------- ---------

BENEFICIARY       Complete  sections A and B. If no percentage  shares are
DESIGNATION       specified,  each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated
                  Beneficiary predeceases you, the shares of each remaining
                  Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

       Name                    Address                 Relationship     Birthdate      Share
------------------   ------------------------------   --------------   ------------   --------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------
                                                                                      Total =100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

       Name                    Address                 Relationship     Birthdate      Share
------------------   ------------------------------   --------------   ------------   --------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------
                                                                                      Total =100%

SIGN    I understand that this Beneficiary Designation shall be effective only
HERE if properly completed and received by the Corporate Secretary of Westbank Corporation prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awarded Shares.


        -------------------------------------------      ---------------------
                       Your Signature                             Date

                                INTERNAL USE ONLY
--------------------------------------------------------------------------------

This Beneficiary Designation was received by the               Comments
Corporate Secretary of Westbank Corporation on the date indicated.


By
   -----------------------------    ---------------
       Authorized Signature               Date

                                   EXHIBIT 4.2
                                   -----------

             Form of Option Agreement under the Westbank Corporation
                           2006 Equity Incentive Plan

                              WESTBANK CORPORATION
                           2006 EQUITY INCENTIVE PLAN
                            STOCK OPTION CERTIFICATE
                            ------------------------

--------------------------------------------------------------------------------
Name of Optionee                                          Social Security Number

--------------------------------------------------------------------------------
                                 Street Address

--------------------------------------------------------------------------------
City                               State                                ZIP Code

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Westbank Corporation 2006 Equity Incentive Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

      Option Grant              (A)      (B)      (C)      (D)      (E)
-------------------------     ------   ------   ------   ------   ------
              Grant Date:

Class of Optioned Shares*     Common   Common   Common   Common   Common

  No. of Optioned Shares*

Exercise Price Per Share*

Option Type (ISO or NQSO)

         VESTING

  Earliest Exercise Date*

  Option Expiration Date*

----------
* Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Westbank Corporation (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated May 11, 2006 for the Westbank Corporation 2006 Equity Incentive Plan.

WESTBANK CORPORATION                                 OPTIONEE


By
       --------------------------------              ---------------------------
Name:
Title:

--------------------------------------------------------------------------------
INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A

                 WESTBANK CORPORATION 2006 EQUITY INCENTIVE PLAN

                            STOCK OPTION CERTIFICATE
                            ------------------------

                          GENERAL TERMS AND CONDITIONS

         Section 1. Option Size and Type. The number of shares of Common Stock,
                    --------------------
par value $2.00 per share ("Shares"), that have been optioned to you under the Westbank Corporation 2006 Equity Incentive Plan (the "Plan") is specified in this Stock Option Certificate. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

         Section 2. Exercise Price. The Exercise Price for your stock options is
                    --------------
the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Certificate. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

         Section 3.  Vesting.
                     -------

                  (a) Earliest Exercise Date. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Certificate as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Certificate as Appendix A and by following the procedures outlined therein.

                  (b) Forfeitures. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you.

                  (c) Accelerated Vesting. Your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death or Disability before your termination of service with the Company. Similarly, all of your outstanding stock options that have not previously vested will become fully and immediately vested if a Change of Control occurs before your termination of service with the Company; provided, that these unvested stock options shall accelerate vesting only if no substitute grant is made pursuant to section 8.3(b) of the Plan. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date. You may designate a beneficiary to inherit your rights to any vested, unexercised stock options that are outstanding to you at your death using the Beneficiary Designation attached as Appendix B.

         Section 4. Option Expiration Date. To derive any benefit from your
                    ----------------------
stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Certificate. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company. Your stock options will expire on the earliest of (i) the Option Expiration Date, (ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), or Termination for Cause (as defined in the Plan); (iii) one year after your termination of service due to death or Disability; and (iv) the date and time of your Termination for Cause.

         NOTE: To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its affiliates for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

         Section 5. Amendment. This Certificate may be amended, in whole or in
                    ---------
part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Certificate between the Company and you.

         Section 6. Plan Provisions Control. This Certificate and the rights and
                    -----------------------
obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Certificate have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Certificate, you acknowledge receipt of a copy of the Plan and a copy of the related Prospectus dated May 11, 2006.

                     APPENDIX A TO STOCK OPTION CERTIFICATE
                 WESTBANK CORPORATION 2006 EQUITY INCENTIVE PLAN

                       NOTICE OF EXERCISE OF STOCK OPTION

Use this Notice to inform Westbank Corporation that you are exercising your right to purchase shares of common stock ("Shares") of Westbank Corporation pursuant to an option ("Option") granted under the Westbank Corporation 2006 Equity Incentive Plan ("Plan"). If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Stock Option Certificate entered into between Westbank Corporation and the Option Recipient ("Certificate"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Westbank Corporation, 225 Park Avenue, West Springfield, MA 01089, Attention: Compensation Committee. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by Westbank Corporation ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan.

OPTION            Identify below the Option that you are exercising by providing
INFORMATION       the following information from the Stock Option Certificate.

     Name of Option Recipient:
                                ------------------------------------------------
     Option Grant Date:
                                 ---------------, --------
                                 (Month and Day)   (Year)

                              Exercise Price per share:  $
                                                          -------------.--------

EXERCISE PRICE    Compute the Exercise Price below and select a method of
                  payment.

     Total Exercise Price                x $                 =  $
                          ---------------   ---------.------     ---------------
                          (No. of Shares)    (Exercise Price)         Total
                                                                  Exercise Price

     Method of Payment

               [ ]  I enclose a certified check, money order, or
                    bank draft payable to the order of Westbank
                    Corporation in the amount of                 $
                                                                  --------------

               [ ]  I enclose Shares I have owned for at least
                    six months duly endorsed for transfer to
                    Westbank Corporation with all stamps attached
                    and having a fair market value of*           $
                                                                  --------------

                    Total Exercise Price                         $
                                                                  --------------

     *Subject to Committee approval as an acceptable method of payment.

ISSUANCE OF CERTIFICATES

     I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

       Name and Address                 Social Security No.       No. of Shares
--------------------------------  ------------------------------  -------------

--------------------------------
                                          -       -
                                   ------  ------- ------------  ---------------
--------------------------------

--------------------------------
                                          -       -
                                   ------  ------- ------------  ---------------
--------------------------------

WITHHOLDING       For Employee Option Recipients with Non-Qualified Stock
ELECTIONS         Options only.  Beneficiaries should not complete.

     I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request Westbank Corporation to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

        [ ] With a certified or bank check that I will deliver to Westbank Corporation on the day after the Effective Date of my Option exercise.
        [ ] With the proceeds from a sale of Shares that would otherwise be distributed to me.
        [ ] Retain shares that would otherwise be distributed to me and that have a value equal to the minimum amount required to be withheld by law.

     I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

SIGN    I understand that I must rely on, and consult with, my own tax and legal
HERE counsel (and not Westbank Corporation) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

        ---------------------------------   ------------------------------------
                     Signature                             Date

                                Internal Use Only
--------------------------------------------------------------------------------
Received [check one]:   [ ]  By Hand  [ ]  By Mail Post Marked
                                                              ------------------
                                                              Date of Post Mark

By
  ------------------------------------------------------      ------------------
                Authorized Signature                           Date of Receipt

                     APPENDIX B TO STOCK OPTION CERTIFICATE
                              WESTBANK CORPORATION
                           2006 EQUITY INCENTIVE PLAN

                          BENEFICIARY DESIGNATION FORM

GENERAL           Use this form to designate the Beneficiary(ies) who will
INFORMATION       receive vested stock options outstanding to you at the time of your death.

Name of
Award Recipient                        Social Security Number      --    --
                ---------------------                         -----  ----  -----

BENEFICIARY       Complete sections A and B. If no percentage shares are
DESIGNATION       specified, each Beneficiary in the same class (primary or
                  contingent) shall have an equal share. If any designated
                  Beneficiary predeceases you, the shares of each remaining
                  Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

       Name                    Address                 Relationship     Birthdate      Share
------------------   ------------------------------   --------------   ------------   --------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                      Total =100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

       Name                    Address                 Relationship     Birthdate      Share
------------------   ------------------------------   --------------   ------------   --------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                                %
------------------   ------------------------------   --------------   ------------   ----------

                     ------------------------------
                                                                                      Total =100%

SIGN    I understand that this Beneficiary Designation shall be effective only
HERE if properly completed and received by the Compensation Committee of Westbank Corporation prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Stock Options.

          -------------------------------   ------------------------------------
                     Your Signature                        Date

                                INTERNAL USE ONLY
--------------------------------------------------------------------------------

This Beneficiary Designation was received by the               Comments
Corporate Secretary of Westbank Corporation on the date indicated.


By
   -----------------------------    ---------------
       Authorized Signature               Date

                                                                    Exhibit 23.1

                   [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]

May 10, 2006

Board of Directors
Westbank Corporation
225 Park Avenue
West Springfield, MA 01089

                     Re: Registration Statement on Form S-8
                         ----------------------------------

Members of the Board:

         We have acted as counsel for Westbank Corporation, a Massachusetts corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to 794,860 shares of the Company's common stock, par value $2.00 per share (the "Common Stock"), to be offered pursuant to the Westbank Corporation 2006 Equity Incentive Plan (the "Plan").

         In rendering the opinion set forth below, we do not express any opinion concerning law other than the laws of the Commonwealth of Massachusetts.

         We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plan described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that the shares of Common Stock that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable.

Board of Directors
Westbank Corporation
May 10, 2006                                                              Page 2

         This opinion is given solely for the benefit of the Company and purchasers of shares under the Plan, and may not be relied upon by any person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm's name therein.

                                                     Very truly yours,

                                                     THACHER PROFFITT & WOOD LLP


                                                     By:
                                                        ------------------------
                                                        Richard A. Schaberg

                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2006, relating to the consolidated financial statements of Westbank Corporation and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Westbank Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP


Hartford, Connecticut
May 9, 2006